Exhibit 1A-4.A

SUBSCRIPTION AGREEMENT

The undersigned (individually and collectively, as applicable; the “Investor”), intending to be legally bound and has executed and delivered this SUBSCRIPTION AGREEMENT (this “Agreement”) as of the date identified on the signature page to this Agreement; provided that this Agreement will not become effective unless and until it has been duly accepted (in whole or in part) by CERES COIN LLC, a Delaware limited liability company (the “Company”).

RECITALS:

A.       The Company is offering certain “Tokens” (each a “Token”) pursuant to, and as described in more detail in, that certain Offering Statement (File No. __________) filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 30, 2020 (as the same may be amended, modified, restated or supplemented from time to time, the “Offering Statement”).

B.       The Offering Statement includes, among other things, that certain Offering Circular on Form 1-A describing (among other things) the offer and sale of the Tokens in detail (as the same may be amended, modified, restated or supplemented from time to time, the “Offering Circular”). Capitalized terms used and not otherwise defined herein will have the meanings given such terms in the Offering Circular.

C.       The Company has provided, or has otherwise made available, to Investor copies of the Offering Statement, including the Offering Circular. Further, the most current copies of the Offering Statement, including the Offering Circular, are available on the Company Website as well as on the SEC’s EDGAR website. The Company has also urged Investor to fully read, print, and retain for their records a copy of, the Offering Statement (including the Offering Circular), and to ask any questions Investor might have with respect thereto, prior to executing and delivering this Agreement and subscribing to purchase the Subscribed Tokens.

D.       Investor, subject to the terms and conditions of this Agreement, desires to irrevocably subscribe to purchase the Subscribed Tokens (as defined below).

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Investor hereby represents, warrants, covenants and agrees as follows:

1.       Definitions. As used in the Agreement, the following terms will have the following meanings.

(a)       “Accredited Investor” means any Person who qualifies as an “accredited investor” as such term is used and defined in Rule 501 of Regulation D of the Securities Act (17 CFR § 230.501), as amended and in effect from time to time.

(b)       “Affiliate” means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, Investor. A Person will be deemed to control another Person for the purposes of this definition if Investor possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.

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(c)       “Applicable Law” means, with respect to any Person or matter, any and all laws, statutes, ordinances, rules, regulations, judgments, decrees or orders of any state, federal or local government or agency which are applicable to such Person/matter. Without limiting the generality of the foregoing, the term “Applicable Law” will, where applicable, specifically include the Securities Act, the Exchange Act, Regulation A and all related laws, statutes, ordinances, rules, regulations, judgments, decrees and orders.

(d)       “Closing Date” means such date and time as determined by the Company, in its sole discretion, for the closing of Investor’s purchase of the Subscribed Tokens; provided that, such date will be within one (1) business day from the later of:

(i)       the date of the Company’s acceptance of all Subscription Documents; and

(ii)       the date the Purchase Price has been fully cleared and made available to the Company.

(e)       “Company Parties” means, individually and collectively as the case may be: (i) the Company; (ii) the Placement Agent (if any); and (iii) any and all Affiliates, officers, directors, employees and/or agents of one or more of the forgoing.

(f)       “Company Website” has the meaning given such term in the Offering Circular.

(g)       “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect, together with any and all rules, regulations, guidance and/or the like from time to time promulgated thereunder.

(h)       “Offering” means the issuance and sale of the Tokens as more particularly described in the Offering Statement.

(i)       “Offering Materials” means, individually and collectively as the case may be: (i) the Offering Statement; (ii) the Offering Circular; (iii) this Agreement; and (iv) all exhibits and appendices attached hereto and thereto.

(j)       “Organizational Documents” means, with respect to any Person which is not a natural Person, any and all agreements or other documents evidencing or otherwise related to the formation and/or governance of such Person, including, without limitation, any and all articles/certificates of incorporation, articles/certificates of organization, articles/certificates of formation, by-laws, operating agreements, partnership agreements, trust agreements, land trust agreements, buy-sell agreement, shareholder agreements, voting agreements, and the like, of such Person, as applicable and as the same may be amended or modified and in effect from time to time.

(k)       “Person” means any individual, firm, corporation, business enterprise, trust, land trust, association, joint venture, partnership, governmental body or other entity, whether acting in an individual, fiduciary or other capacity.

(l)       “Placement Agent” means, individually and collectively as the case may be, all registered broker-dealers engaged by the Company (if any) to assist in the placement and sale of the Tokens.

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(m)       “Platform” means, the actual platform (i.e. the Company Website or the applicable Token Trading Platform) where the Tokens are being sold to/purchased by Investor.

(n)       “Purchase Price” means an aggregate U.S. dollar amount equal to the result of the total number of Subscribed Tokens multiplied by One No/100 Dollar ($1.00).

(o)       “Regulation A” means Rule 251 (17 CFR 230.251) of the Securities Act as amended and in effect, together with any and all rules, regulations, guidance and/or the like from time to time promulgated thereunder.

(p)       “Securities Act” means the Securities Act of 1933, as amended and in effect, together with any and all rules, regulations, guidance and/or the like from time to time promulgated thereunder.

(q)       “Subscribed Tokens” means the number of “Subscribed Tokens” specified on the signature page to this Agreement; provided that, that the minimum number of Subscribed Tokens per Investor is 5,000 Tokens (i.e. $5,000).

(r)       “Subscription Documents” means, individually and collectively as the case may be, this Agreement, and all such other documents as the Company may require in connection with the Subscription, if any.

(s)        “Token Rights Agreement” has the meaning given such term in the Offering Circular (a copy of which was included as an Exhibit to the Offering Circular).

(t)       “Token Trading Platform” has the meaning given such term in the Offering Circular.

2.        Subscription; Closing Matters; Admission; Cancelation Right.

(a)       Subscription. Investor hereby irrevocably subscribes to purchase the Subscribed Tokens and to pay an amount equal to the Purchase Price to the Company in consideration for such purchase (the “Subscription”). Simultaneously with the execution and delivery of this Agreement, Investor will pay to the Company an amount equal to the Purchase Price, in full, as provided in Section 10 below.

(b)       Closing. If the Subscription is accepted by the Company, the closing of the sale and purchase of the Subscribed Tokens with respect to Investor will take place on the Closing Date and the Company will promptly thereafter deliver (or otherwise cause to be delivered) to Investor evidence of his/her/its purchase of the Subscribed Tokens.

(c)       Acknowledgments. Investor hereby acknowledges that:

(i)       the Tokens are being offered and sold on a “best efforts” basis and there is no guarantee that any minimum amount will be sold. Further, the offering of the Tokens is being made on an ongoing and continuous basis to potential offerees and sales of the Tokens (including the Subscribed Tokens) may be closed, and one or more Tokens sold, from time to time regardless of the then number of Tokens;

(ii)       the Company may, in its sole and absolute discretion and for any reason, reject the Subscription or otherwise allocate to Investor a total number of Tokens which is less than the total number of Subscribed Tokens;

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(iii)       the Subscription contained herein may be rejected, in whole or in part, by the Company (and/or the respective Platform on behalf of the Company, as applicable) in its sole and absolute discretion for any reason; and

(iv)       except as otherwise provided by the Securities Act or other applicable securities laws, once submitted, the Subscription is irrevocable by Investor and the undersigned will not be entitled to cancel, terminate or revoke this Agreement or any portion of the Subscription (including in the event the Company elects to allocate to Investor a total number of Tokens which is less than the total number of Subscribed Tokens).

3.       General Representations and Warranties. Each Investor hereby represents and warrants to the Company as follows:

(a)       Offering Materials. Investor has received the Offering Statement (including the Offering Circular and the Token Rights Agreement) and each of the other Offering Materials; each of which are incorporated herein by reference as if fully stated in this Agreement.

(b)       Truth and Accuracy; Reliance. The information regarding Investor furnished to the Company (or such other accreditation verification entity as may be used by the Company from time to time) in connection with the execution and delivery of this Agreement, and the representations of Investor made therein, are true and accurate in every material respect and no such information/representation is or will be incomplete by omitting to state any material fact necessary to make it not misleading in light of the circumstances under which made (it being recognized by Investor that the Company is expressly relying on the truth and accuracy of the information and representations in this Agreement and the truth and accuracy of the same are a precondition to any acceptance of this Agreement and the Subscription by the Company).

(c)       Acknowledgements Regarding Offering and Subscription. Investor:

(i)       is acquiring the Subscribed Tokens after fully reviewing the Offering Materials, and no offer has been made to Investor with respect to the Company or the Tokens except as provided in the Offering Materials; and

(ii)       has not received any other offering literature or prospectus concerning the Company, the Tokens and/or the Offering other than the Offering Materials, and no representations or warranties have been made to Investor, with respect to the Company, the Tokens and/or the Offering, other than the representations set forth in the Offering Statement and the other Offering Materials.

(d)       Access to Additional Information. Investor has had an opportunity: (i) to ask questions of, and receive answers from, the Company concerning the terms and conditions of the Offering; and (ii) to obtain all such additional information (if any) concerning the Offering, the Tokens, the Company, the Offering Statement (including the Offering Circular) and/or any other matters relating, directly or indirectly, to the Subscription or the Offering as Investor requires to properly evaluate the risks and merits of an investment in the Tokens.

(e)       Investor’s Knowledge and Experience; Risk of Loss. Investor:

(i)       has such knowledge and experience in financial and business matters so as to enable Investor to utilize the information made available to Investor in connection with the Offering and the Tokens (including the information contained in the Offering Materials) in order to evaluate the merits and risks of, and to make an informed investment decision with respect to, an investment in the Subscribed Tokens; and

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(ii)       has taken full cognizance of, and understands, each of the risks related to the purchase of the Subscribed Tokens identified in the Offering Materials (including the risks identified in the “Risk Factors” Section in the Offering Circular), each of which are incorporated herein by reference as if fully stated in this Agreement; including that the purchase of the Subscribed Tokens involves a high degree of risk and that Investor may suffer a complete loss of Investor’s investment in the Subscribed Tokens (i.e. the Purchase Price).

(f)       Authorization; No Conflict.

(i)       To the extent the undersigned Investor is a natural Person:

(1)       Investor is over 21 years old and is legally competent to execute this Agreement and the other Subscription Documents to which it is a party (if any);

(2)       the execution and delivery of this Agreement and the other Subscription Documents to which Investor is a party (if any), and the performance thereunder by Investor, will comply with all Applicable Laws and will not violate or conflict with any applicable contract or agreement to which Investor is a party or is otherwise bound; and

(3)       the execution, delivery and performance of this Agreement and the other Subscription Documents to which Investor is a party (if any) does not and will not require any consent or approval of any Person other than such consents or approvals which have already been obtained and remain in full force and effect.

(ii)       To extent the undersigned Investor is not a natural Person:

(1)       Investor is duly organized, validly existing and in good standing under the laws of its respective “state of formation” (or the like);

(2)       Investor has all necessary power and authority to carry on its present business and has full right, power and authority to enter into and deliver this Agreement and the other Subscription Documents to which it is a party (if any), and to perform and consummate the transactions contemplated hereby and thereby;

(3)       the execution and delivery of this Agreement and the other Subscription Documents to which Investor is a party (if any), and the performance thereunder by Investor, will comply with all Applicable Laws and will not violate or conflict with the Organizational Documents of Investor (copies of which will be immediately provided to the Company upon request) or any applicable contract or agreement to which Investor is a party or is otherwise bound;

(4)       the execution, delivery and performance of this Agreement and the other Subscription Documents to which Investor is a party (if any) do not and will not require any consent or approval of any Person other than such consents or approvals which have already been obtained and remain in full force and effect; and

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(5)       Investor has substantial business activities or investments other than its investment in the Company and was not formed for the sole purpose of purchasing the Subscribed Tokens.

(g)       Economic Risks. Investor is: (i) willing and able to bear the economic risks of the purchase of the Subscribed Tokens and an investment in the Company for an indefinite period of time; (ii) not dependent upon current cash returns with respect to his/her/its investment in the Subscribed Tokens and can bear the loss of Investor’s entire investment in the Company (i.e. the Purchase Price).

(h)       Investment Intent. Investor is acquiring the Subscribed Tokens for his/her/its own account, for investment, and not with a view to the resale or distribution of all or any part of the Subscribed Tokens. Investor understands that neither the Offering nor the Tokens described herein have been registered under the Securities Act (or any other Applicable Law), and the Tokens are being sold pursuant to Regulation A; an exemption from registration thereunder. Investor further understands that, except in connection with the qualification of the Offering Statement (and all Offering Materials made a part thereof, including the Offering Circular) pursuant to Regulation A, no federal or state agency or securities or commodities exchange has reviewed the Offering or any of the Offering Materials, or made any finding or determination as to the fairness of an investment in the Tokens and/or in the Company.

(i)       Independent Consultant. Investor is not relying on any of the Company (or any of its Affiliates, officers, directors, employees and/or agents), or the references to the legal matters in the Offering Statement or the other Offering Materials, with respect to any legal, investment or tax considerations involved in the purchase, ownership and disposition of the Subscribed Tokens or any investment in the Company. Further, in regard to the legal, investment and tax considerations involved in the purchase, ownership and disposition of the Subscribed Tokens, Investor has consulted with such legal counsel, business and/or investment advisor, accountant and tax advisor, if any, as Investor has deemed necessary.

(j)       No Broker; Indemnification. Investor has not dealt with a broker (except for a Placement Agent, if any) in connection with the purchase of the Subscribed Tokens and agrees to indemnify and hold the Company (and each of its officers, directors, employees and agents) harmless from any claims for brokerage fees in connection with the transactions contemplated herein.

(k)       Taxpayer Identification. Under penalty of perjury, Investor certifies that the taxpayer identification number identified on the signature page to this Agreement (or otherwise provided to the Company or its agents in connection with this Agreement) is Investor’s correct taxpayer identification number and that Investor is not subject to backup withholding under section 3406(a)(1)(c) of the Internal Revenue Code, as amended (“IRC”). If Investor is an entity, then: (i) it is not a foreign corporation, foreign company, foreign trust or foreign estate, as those terms are defined in the IRC and regulations thereunder; and (ii) if it hereafter becomes such a foreign entity, it will notify the Company within sixty (60) days thereafter.

4.       USA Patriot Act Representations, Warranties and Covenants. Investor acknowledges that the Company seeks to comply with all federal regulations and Executive Orders administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.1 The lists of OFAC prohibited countries, territories and Persons can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (each an “OFAC Program”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists. In furtherance of the foregoing, and as a material inducement to the Company to accept the Subscription and to sell Investor the Subscribed Tokens, Investor hereby acknowledges, represents, warrants and covenants (as applicable) to the Company as follows:

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

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(a)       The amounts to be contributed by it to the Company are not directly or indirectly derived from activities that may contravene Federal, state or international laws and regulations, including Anti-Money Laundering Laws and regulations.

(b)       None of: (i) Investor; (ii) any Person controlling or controlled by Investor; or (iii) if Investor is a privately held entity, any Person having a beneficial interest in Investor; is a country, territory, individual or entity named on an OFAC list nor is a Person prohibited under any OFAC Program.

(c)       None of: (i) Investor; (ii) any Person controlling or controlled by Investor; or (iii) if Investor is a privately held entity, any Person having a beneficial interest in Investor; is a senior foreign political figure,2 any immediate family member3 or close associate4 of a senior foreign political figure.

5.       Anti-Money Laundering Representations, Warranties and Covenants. Investor acknowledges that the Company seeks to comply with all Applicable Laws concerning money laundering and related activities (individually and collectively, the “Anti-Money Laundering Laws”), including the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. In furtherance of the foregoing, and as a material inducement to the Company to accept the Subscription and to sell Investor the Subscribed Tokens, Investor hereby acknowledges, represents, warrants and covenants (as applicable) to the Company as follows:

(a)       To the best of Investor’s knowledge, based upon appropriate diligence and investigation, none of the cash or property that Investor has paid, will pay, or will otherwise contribute to the Company has been, or will be derived from, or related to, any activity that is deemed criminal under any applicable Anti-Money Laundering Laws.

(b)       To the best of Investor’s knowledge, no contribution or payment by Investor to the Company, to the extent that it is within Investor’s control, will cause the Company to be in violation of any of applicable Anti-Money Laundering Laws.

(c)       Investor will provide to the Company, immediately upon request, any and all additional information regarding Investor that the Company deems necessary to ensure compliance with all Anti-Money Laundering Laws.

(d)       Investor agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by any applicable Anti-Money Laundering Laws, the Company, or any of the officers, directors, employees and/or agents thereof, may undertake appropriate actions to ensure compliance with such Anti-Money Laundering Laws, including, but not limited to segregation and/or redemption of Investor’s investment in the Company.

2 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4 A “close associate” of a senior foreign political figure is a Person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a Person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.

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(e)       Investor agrees that the Company may release confidential information about Investor and, if applicable, any underlying beneficial owners, to the proper authorities if the Company, in its sole discretion, determines that it is in the best interests of the Company in light of applicable Anti-Money Laundering Laws.

(f)       Investor agrees that the foregoing representations and warranties may be used as a defense in any actions relating to the Company and/or the Offering, and that it is only on the basis of such representations and warranties that the Company may be willing to accept Investor’s Subscription.

6.       FATCA Representations, Warranties and Covenants. Investor acknowledges that the Company seeks to comply with, and to satisfy any and all requirements imposed under, Sections 1471 through 1474 of the IRC, any and all U.S. Treasury Regulations that have been or may be promulgated under Sections 1471 through 1474 of the IRC, and/or any Internal Revenue Service guidance that has been or may be published relating to one or more of the foregoing (individually and collectively. “FATCA Laws”). In furtherance of the foregoing, and as a material inducement to the Company to accept the Subscription and to sell Investor the Subscribed Tokens, Investor hereby acknowledges, represents, warrants and covenants (as applicable) to the Company as follows:

(a)       Investor will: (i) provide the Company with any and all information, representations, certificates, waivers, or forms relating to Investor (or its direct or indirect owners or account holders) that are requested from time to time by the Company and that the Company determines, in its sole discretion, are necessary or appropriate in order for the “Company Entities” (i.e., the Company, any entity in which the Company holds (directly or indirectly) an interest (whether in the form of debt or equity) and any member of any “expanded affiliated group” (as defined in Section 1471(e)(2) of the IRC) of which any Person described in this parenthetical is a member) to comply with, and/or satisfy any requirement imposed under, the FATCA Laws; and (ii) take such actions as the Company may reasonably request from time to time in connection with the foregoing.

(b)       In the event that Investor fails to provide any of the information, representations, waivers, certificates or forms (or undertake any of the actions) required under this Section 6, the Company will have full authority to take any action it determines in its sole discretion to be necessary or appropriate, including, without limitation, to: (i) compulsorily expel Investor from the Company in accordance with the Organizational Documents of the Company; and/or (ii) take any other steps as the Company determines, in its sole discretion, are necessary or appropriate to mitigate the consequences of Investor’s failure to comply with this Section 6 on the Company Entities and the other Investors. If requested by the Company, Investor will execute any and all documents, opinions, instruments, waivers and certificates as the Company has reasonably requested or that are otherwise required to effectuate the foregoing.

(c)       If Investor fails to comply with this Section 6, Investor will, together with all other Investors that fail to comply with the foregoing requirements, indemnify and hold harmless the Company (and each of the other Company Entities and their respective agents and Affiliates) for any costs or expenses arising out of such failure or failures, including any withholding tax imposed under FATCA Laws on any of the Company Entities and any withholding or other taxes imposed as a result of any action effected pursuant to this Section 6.

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7.       ERISA Representations, Warranties and Covenants. Investor acknowledges that the Company seeks to comply with the provisions of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the IRC and all rules and regulations made thereunder governing “employee benefit plans” and the like. In furtherance of the foregoing, and as a material inducement to the Company to accept the Subscription and to sell Investor the Subscribed Tokens, to the extent any Investor is an “employee benefit plan” as defined under ERISA or a “plan” as defined under Section 4975(e)(1) of the IRC (each such employee benefit plan or plan, a “Plan”), has a twenty-five percent (25%) or more of any class of equity interests owned directly or indirectly by one or more Plans or is otherwise treated as a Plan under ERISA or the IRC, Investor hereby acknowledges, represents, warrants and covenants (as applicable) to the Company and the other Company Parties as follows:

(d)       The Person executing this Agreement on behalf of Investor (the “Signer”) is either: (i) a fiduciary (who is not a holder of interests or an Affiliate of Investor) with respect to Investor with authority to cause Investor to invest in the Company; or (ii) executing this Agreement pursuant to the proper direction of such a fiduciary; or (iii) an “investment manager” (as such term is defined under ERISA) which has been properly appointed by a fiduciary to manage the assets of such Plan.

(e)       The Subscription has been duly approved by all other fiduciaries of Investor whose approval is required, if any, and is not prohibited, or otherwise restricted, by: (i) ERISA; (ii) the IRC; (iii) any other Applicable Laws; and/or (iv) any provisions of Investor’s Organizational Documents.

(f)       Signer has: (i) independently determined that an investment in the Company satisfies all applicable requirements of Section 404(a)(1) of ERISA and is not a prohibited transaction under Section 406 of ERISA or Section 4975 of the IRC; (ii) requested and received from the Company all information that the Signer, after due inquiry, deemed relevant to such determinations; (iii) given appropriate consideration to those facts and circumstances that, given the scope of the Signer’s investment duties, the Signer knows or should know are relevant to this investment, including the role the investment plays in that portion (or those portions) of the Signer’s investment portfolio(s) with respect to which the Signer has investment duties; (iv) taken into account that there is a risk of loss of the investment in the Subscribed Tokens and/or the Company, and that such investment will be relatively illiquid so that invested funds (including, without limitation, the Purchase Price) will not be readily available for the payment of benefits. Taking into account these factors and all other factors relating to Subscribed Tokens and the Company, Signer has concluded that this investment is an appropriate part of the overall investment program of Investor.

(g)       Signer acknowledges that: (i) neither the Company nor any of the other Company Parties provides any investment advice on a regular basis to Investor or the Signer, or provided any investment advice that serves as the primary basis of any investment decisions the Signer makes as to any of Investor’s assets that would be invested in the Company; or (ii) the Signer has obtained investment and tax advice independent from the Company and the other Company Parties, and has not relied on the Company or any of the other Company Parties, in connection with the Signer’s decision to make an investment in the Company or the tax consequences of such investment.

(h)       In making an investment in the Company, Investor and the Signer are acting solely for Investor’s benefit and not for the benefit of any of the Company Parties or any “party in interest” (as defined in ERISA) or “disqualified person” (as defined in the IRC) of Investor.

(i)       Promptly after Investor obtains knowledge thereof, Signer will notify the Company in writing of: (i) any termination, substantial contraction, merger or consolidation, or transfer of assets of Investor; (ii) any amendment to the governing instrument(s) of Investor that materially affects the investments of Investor or the authority of any named fiduciary or investment manager to authorize investments by Investor; and (iii) any change in the identity of any named fiduciary or investment manager of Investor.

8.       Notice of Changes. Investor hereby covenants that, if any of the representations contained herein cease to be true, Investor will promptly notify the Company of the facts pertaining to such changed circumstances and promptly provide any and all additional documents and/or information requested by the Company in connection therewith. Absent any such notice, such representations will be deemed made by Investor at the time of each investment by it in the Company, and may be relied upon as complete and correct by the Company.

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9.       Additional Documentation; Further Assurances. Investor will, at the reasonable request of the Company, at any time and from time to time following the execution of this Agreement, promptly execute and deliver, or cause to be executed and delivered, to the Company all such further documents and instruments and take all such further action as may be reasonably necessary or appropriate to confirm or carry out the provisions and intent of this Agreement.

10.       Indemnity. Each Investor agrees to indemnify and hold harmless the Company and each of the other Company Parties from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation or any claim whatsoever commenced or threatened) arising out of or based upon any false representation or warranty, misinformation, breach or failure by Investor herein or hereunder or under any other document furnished or delivered by Investor to any of the foregoing in connection with Investor’s investment in the Company or resulting from any unsuccessful suit or proceeding brought by Investor against the Company and/or any of the other Company Parties.

11.       Payment of Purchase Price. Payments for purchased Tokens may be made in U.S. Dollars only. Article VI of the Offering Circular, in particular Article VI, Section 1(H) (“Approved Forms of Payment; Payment Mechanics”) thereof, provides detailed provisions regarding the payment of the Purchase Price and all such terms are incorporated herein by reference as if fully stated in this Agreement.

12.       Reaffirmation of Representations; Survival. Investor hereby acknowledges that each of the representations provided in this Agreement will be deemed to be reaffirmed by Investor if/when the Subscription is accepted by the Company (in whole or in part), and on the Closing Date, and that the acceptance of any Subscribed Tokens by Investor will be evidence of such reaffirmation. Investor hereby further acknowledges that the representations, warranties, acknowledgments, covenants and indemnifications of Investor contained in this Agreement will, in the event the Subscription is accepted, survive such acceptance and the formation and dissolution of the Company without limitation as to time.

13.       Miscellaneous.

(a)       Entire Agreement. This Agreement, together with the Offering Statement and the other Offering Materials, constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings (whether verbal or written), if any, with respect thereto. No representations or statements of any kind made by either party, which are not expressly stated in this Agreement or in the other Offering Materials, will be binding on such parties.

(b)       No Third-Party Beneficiaries. Each party signing below understands and acknowledges that this Agreement is being entered into for the exclusive protection and benefit of the parties hereto, and no other Person will have the right of action hereof, right to claim any right or benefit from the terms contained herein, or be deemed a third party beneficiary hereunder.

(c)       Expenses. Each of the parties hereto will pay its own respective fees and expenses incurred in connection with the transaction contemplated by this Agreement, including all attorney’s fees.

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(d)       Underlining; Headings and Construction. The use of underlining within this Agreement is for reference purposes only and no other meaning or emphasis is intended by this use, nor should any be inferred. The section and other headings contained in this Agreement are for convenience and will not be deemed to limit, characterize or interpret any provision of this Agreement. Any word or defined term in this Agreement will be read as singular, plural, masculine, feminine or neuter as may be appropriate under the circumstances then existing. Any use of the term “including” herein will mean including without limitation, or including but not limited to, and will not be deemed to create an exclusive reference.

(e)       Severability. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under all Applicable Laws. Any term or provision of this Agreement that is invalid or unenforceable in any situation will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation. In the event that any clause, term, or condition of this Agreement will be held invalid or contrary to law: (i) this Agreement will remain in full force and effect as to all other clauses, terms, and conditions; (ii) the subject clause, term, or condition will be revised to the minimum extent necessary to render the modified provision valid, legal and enforceable; and (iii) the remaining provisions of this Agreement will be amended to the minimum extent necessary so as to render the Agreement as a whole most nearly consistent with the parties’ intentions in light of the removal of the invalid or illegal provision.

(f)       Notices. All notices, requests and demands hereunder will be in writing and: (i) made to a party at such address as a party may designate by written notice to the other parties from time to time in accordance with this provision; and (ii) deemed to have been given or made: (1) if delivered in person, immediately upon delivery, (2) if by nationally recognized overnight courier service with all delivery fees prepaid and with instructions to deliver the next business day, one (1) business day after sending, and (3) if by certified mail, with all postage fees paid and return receipt requested, three (3) business days after mailing. A written notice will also be deemed received on the date delivery will have been refused at the address required by this Agreement. Without limiting the foregoing, until such time as otherwise designated by the respective party all notices made to the Company will be sent in the manner provided on the Offering Circular, and all notices made to an Investor will be sent to the address identified on the signature page to this Agreement.

(g)       Legal Counsel; Interpretation. Investor hereby, acknowledges, agrees, represents and warrants (as applicable) to the Company and the other Company Parties that:

(i)       the Company and the other Company Parties (as applicable) have urged, and have given ample opportunity to, Investor to have the terms of this Agreement and the other Offering Materials reviewed by legal counsel of Investor’s choice;

(ii)       Investor has had ample opportunity to consult with, and receive advice from, legal counsel of Investor’s choice with respect to this Agreement and the other Offering Materials and, having had said opportunity, has either consulted with such legal counsel or has made the decision not to consult with legal counsel;

(iii)       Investor has executed this Agreement and the other Subscription Documents (if any) voluntarily and without duress or compulsion of any kind (whether legal, economic or otherwise); and

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(iv)       any rule of construction, which operates in whole or in part to resolve ambiguities against the drafter of a document, will not apply to the interpretation of this Agreement or any of the other Offering Materials.

(h)       Successors and Assigns; Assignment. This Agreement will inure to the benefit of, and be binding upon, the parties and their respective heirs, administrators, legatees, successors and assigns. This Agreement may not be assigned without the express written consent of the non-assigning party hereto; provided that: Investor may elect, upon written notice delivered to the Company contemporaneously with the execution and delivery of this Agreement, to hold the Subscribed Tokens in the name of an Affiliate of Investor.

(i)       Waiver and Amendments. No waiver, consent, amendment or modification of, or with respect to, any provisions of this Agreement will be effective unless in writing and signed by the party against whom the same is sought to be enforced. No failure or delay by either party in exercising any rights, powers, or remedies under this Agreement will operate as a waiver of any such right, power, or remedy.

(j)       Conflict. In the event of any conflict between this Agreement and any of the other Offering Materials other than the Token Rights Agreement, this Agreement will control and take precedence. In the event of any conflict between this Agreement and the Token Rights Agreement, the Token Rights Agreement will control and take precedence.

(k)       Counterparts. This Agreement may be executed in counterparts. Each such executed counterpart will be deemed an original hereof and all such executed counterparts will together constitute one and the same instrument. Copies of signatures transmitted by facsimile, email, or any other electronic method will be considered authentic and binding.

(l)       Remedies Cumulative. The remedies of the parties under this Agreement are cumulative and will not exclude any other remedies to which the acting party may lawfully be entitled.

(m)       Reliance. Investor hereby recognizes and acknowledges that: (i) in making any decision to accept or reject this Agreement, the Company will be expressly relying on the truth and accuracy of the representations and warranties of Investor set forth in this Agreement without any obligation to investigate the same; (ii) such representations and warranties are a material inducement to the Company in accepting this Agreement and agreeing to sell the Subscribed Tokens to Investor; and (iii) the Company would not be willing to accept this Agreement, or to sell the Subscribed Tokens to Investor, in the absence of any of such representations and warranties.

(n)       Governing Law. This Agreement will be construed and enforced in accordance with and governed by the internal laws of the State of Delaware without regard to the choice or conflict of law principles or rules that may cause the application of the laws of any jurisdiction other than those of the State of Delaware.

(o)       Dispute Resolution. Each of the parties irrevocably agrees as follows:

(i)       Except as provided in Section 13(p) below, should any dispute, controversy, claim or difference of any kind, in contract, tort or otherwise, arising out of or in connection with this Agreement and/or the Tokens (each a “Dispute”) the party raising the Dispute will provide written notice of such Dispute to the Company (each such notice, a “Dispute Notice”). Such Dispute Notice will contain, at a minimum, a reasonably detailed explanation of the subject Dispute together with all supporting documentation (if any) and/or reference thereto, as applicable. The Company will respond to the party raising the Dispute, in writing, within ten (10) business days of receipt of a Dispute Notice (each response, a “Dispute Response”).

(ii)       If the subject Dispute is not resolved promptly following the exchange of the Dispute Notice and the Dispute Response pursuant Section 13(o)(i) above, the subject Dispute will be resolved individually and exclusively by binding arbitration administered by JAMS (“JAMS”) in accordance with its then-existing alternative dispute resolution procedures related to blockchain/cryptocurrency/smart contract disputes. Such Dispute will be finally settled by a threearbitrator panel (each an “Arbitral Tribunal”).

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(iii)       The party initiating arbitration will do so with JAMS. Unless otherwise mutually agreed to by the subject parties, the claimant (or claimants) will appoint one arbitrator in the applicable demand for arbitration, the respondent (or respondents) will appoint one arbitrator in the answering statement or, if no answering statement is filed, within fourteen (14) days of receipt of such demand for arbitration. If a party fails to timely appoint an arbitrator either within the period provided in this Section or such other time period as may otherwise be mutually agreed, the appointment will be made by JAMS. Following their appointment, the two arbitrators will consult, for a period not exceeding thirty (30) days on the appointment of the third arbitrator, who will serve as chairperson. If the two arbitrators fail to agree on the appointment of the third arbitrator within such thirty (30) day period, the third arbitrator will be appointed by JAMS.

(iv)       Absent the mutual agreement of the subject parties, the seat of any arbitration pursuant to this Section will be, and all hearings will take place in, the District of Columbia. The Arbitral Tribunal will be directed to render an award (each an “Award”) in writing within thirty (30) days following the last day of the final hearing. Such Award will state the reasons for the Award, will be final and binding on the parties, and will deal with the question of costs of arbitration and all matters related thereto. The prevailing party will be entitled to recover its legal and other fees. Notwithstanding anything to the contrary in this Section, any Award may be recognized and enforced by any court of competent jurisdiction.

(v)       If the Company is the party initiating arbitration, it will pay all of the administrator’s filing costs and administrative fees (other than hearing fees). If arbitration is instituted by any other party, filing costs and administrative fees (other than hearing fees) will be paid in accordance with the rules of the administrator selected, or in accordance with countervailing law if contrary to the administrator’s rules. With regard to hearing fees, the Company will pay the administrator’s hearing fees for one full day of arbitration hearings. Absent the mutual agreement of the subject parties, fees for hearings that exceed one day will be paid by the party requesting the hearing, unless the administrator’s rules or Applicable Law require otherwise. Notwithstanding the foregoing, each party will bear the expense of its own attorney’s fees, except as otherwise provided by law. If a statute gives any party the right to recover any of these fees, these statutory rights will apply in the arbitration notwithstanding anything to the contrary herein.

(vi)       Within thirty (30) days of a final Award, a party may appeal the Award for reconsideration by a second threearbitrator panel selected according to the rules of the arbitrator administrator. In the event of such an appeal, an opposing party may crossappeal within thirty (30) days after notice of the appeal. The panel will reconsider de novo all aspects of the initial Award that are appealed. Costs and conduct of any appeal will be governed by this Section and the administrator’s rules, in the same way as the initial arbitration proceeding. Any Award by the individual arbitrator that is not subject to appeal, and any panel Award on appeal, will be final and binding, except for any appeal right under the Federal Arbitration Act, and may be entered as a judgment in any court of competent jurisdiction.

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(p)       Jurisdiction for Disputes Related to Breaches of Federal Securities Laws. Notwithstanding Section 13(o) above, in the event of a Dispute resulting from the breach of any federal securities laws, the parties hereby irrevocably agree that: (i) any action or proceeding arising out of, or otherwise relating to, such Dispute will be commenced solely in the applicable court of competent jurisdiction in the District of Columbia; and (ii) summons and complaint commencing an action or proceeding in any such court will be properly served and will confer personal jurisdiction if served personally or by registered mail as provided under the laws of the District of Columbia.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE(S) FOLLOW]

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EXECUTION PAGE FOR SUBSCRIPTION AGREEMENT BY AN INDIVIDUAL
(To be completed by EACH subscribing individual; NOT applicable to subscriptions by entities)

1. Subscribed Tokens:	Minimum 5,000 Tokens (i.e. $5,000)

2. Investor Information: (Please print all information EXACTLY as you wish it to appear on the Company records)
Name:
Address:
Telephone:	Email:		Fax:
Social Security Number:		Date of Birth:

3. Custodian Information: (required if investing through a self-directed IRA)
Entity Name:		Jurisdiction:
Principal Address:
Primary Contact:	Email:		Phone:
Taxpayer Identification Number:

4. Acknowledgement: By signing this Agreement Investor hereby acknowledges that the Tokens (and all rights of Investor as the holder of the Tokens) are, and will at all times be, subject to the terms and conditions of the Token Rights Agreement (as amended and in effect) and Investor agrees to be bound by all of the terms and conditions of the Token Rights Agreement with respect to the Subscribed Tokens.

5. Certifications: Under the penalties of perjury, by signing this Agreement Investor hereby certifies that:
• Residency Status (check one):

☐ (a) Investor is a resident of the United States; and (b) the Social Security Number of Investor set forth above is the true, correct and complete Social Security Number of Investor.
OR
☐ Investor is a “non-resident alien” for United States federal income tax purposes.
• Accredited Investor Status (check all that apply):

☐

Investor had an individual income of $200,000 (or joint income with their spouse of $300,000) or more in each of the two most recent years and has a reasonable expectation of reaching the same this year.

☐

Investor has a net worth, individually or jointly with their spouse, of $1,000,000 or more, excluding the value their primary residence (and as calculated pursuant to the rules provided in Rule 501 of Regulation D of the Securities Act (17 CFR § 230.501)).

• Self-Directed I.R.A.: (check one):

☐ Investor is NOT using the proceeds of Investor’s “self-directed” I.R.A. or any other retirement or similar assets, to fund the purchase of the Subscribed Tokens (in whole or in part).
OR
☐

Investor IS using the proceeds of Investor’s “self-directed” I.R.A. or any other retirement or similar assets, to fund the purchase of the Subscribed Tokens (in whole or in part) and: (a) the Taxpayer Identification Number of such “Custodian” set forth above is the true, correct and complete Taxpayer Identification Number of such entity; and (b) the name of the “Custodian” set forth above, and on the signature page hereto, is the true, correct and complete legal name of such entity.

[Reminder of Page Intentionally Left Blank; Signature Page Follows]

EXECUTION PAGE FOR SUBSCRIPTION AGREEMENT BY AN INDIVIDUAL
(To be completed by EACH subscribing individual; NOT applicable to subscriptions by entities)

INVESTOR: _____________________________________ (Signature of Investor) Date: _________________________________

OR IF INVESTING THROUGH A SELF-DIRECTED IRA:

CUSTODIAN:

_________________________________________________

(Custodian Entity Name)

For the benefit of: __________________________________

(Beneficiary Name)

By: ______________________________________________

Print Name: _______________________________________

Title: ____________________________________________

Date: ____________________________________________

By signing this Subscription Agreement, Custodian hereby:

•	acknowledges and agrees that the representations and warranties in Section 6 of this Agreement are, to the fullest extent applicable, true and correct in all respects; and

•	further certifies as follows (check one):

☐	Custodian IS NOT an “employee benefit plan” as defined under ERISA or a “plan” as defined under Section 4975(e)(1) of the Internal Revenue Code.
OR
☐	Custodian IS an “employee benefit plan” as defined under ERISA or a “plan” as under Section 4975(e)(1) of the Internal Revenue Code.

EXECUTION PAGE FOR SUBSCRIPTION AGREEMENT BY AN INDIVIDUAL
(To be completed by EACH subscribing individual; NOT applicable to subscriptions by entities)

1. Subscribed Tokens:	Minimum 5,000 Tokens (i.e. $5,000)

2. Investor Information: (Please print all information EXACTLY as you wish it to appear on the Company records)

Entity Name:		Jurisdiction:
Principal Address:
Primary Contact:	Email:	Phone:
Taxpayer Identification Number:		Fiscal Year End:
Entity Type: (Check one)
☐ Corporation		☐ Limited Liability Company (LLC)
☐ Limited Liability Partnership (LLP)		☐ Limited Partnership (LP)
☐ General Partnership		☐ Other (specify): ________________________________

3. Acknowledgement: By signing this Agreement Investor hereby acknowledges that the Tokens (and all rights of Investor as the holder of the Tokens) are, and will at all times be, subject to the terms and conditions of the Token Rights Agreement (as amended and in effect) and Investor agrees to be bound by all of the terms and conditions of the Token Rights Agreement with respect to the Subscribed Tokens.

4.    Certifications: Under the penalties of perjury, by signing this Agreement Investor hereby certifies that:

• Residency Status (check one):
☐

(a) Investor is an entity formed and operating under the laws of the United States; and (b) the Taxpayer Identification Number of Investor set forth above is the true, correct and complete Taxpayer Identification Number of Investor.

OR
☐	Investor is a “foreign”/ “Non U.S” entity for United States federal income tax purposes.
• Accredited Investor Status (check all that apply):
☐	Investor is an entity in which all of the equity owners are “Accredited Investors”
☐	Investor is an organization described in Section 501(c)(3) of the Internal Revenue Code or a corporation, a Massachusetts or similar business trust, or partnership not formed for the specific purpose of acquiring the Subscribed Tokens, with total assets in excess of $5,000,000.
☐

Investor meets one or more of the other applicable qualifications identified Rule 501 of Regulation D of the Securities Act (17 CFR § 230.501) (please specify applicable Section(s), if any ______________)

•     Tax-Exempt Status: Investor is NOT a “Tax Exempt” entity; which means any entity: (a) that is exempt from federal income taxation under Section 115 or 501(a) of the Internal Revenue Code; or (b) ninety percent (90%) of the equity securities of which are owned by entities exempt from federal income taxation under either such Section.

INVESTOR: ________________________________________ (Entity Name) By: _____________________________________ Print Name: ______________________________ Title: ____________________________________	Date: ______________________________________